EXHIBIT 1
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                                                                EXECUTION COPY

                    QUALIFIED SUBSIDIARY ASSUMPTION AGREEMENT
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     Reference is hereby made to the Amended and Restated Stockholders'
Agreement, dated as of November 23, 1998 (as amended or modified from time to time, the "Stockholders' Agreement"), among Sprint Corporation, a Kansas corporation (the "Company"); France Telecom, a SOCIETE ANONYME organized under the laws of France ("FT"); and Deutsche Telekom AG, an AKTIENGESELLSCHAFT organized under the laws of Germany ("DT"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stockholders Agreement.

     1. The undersigned, NAB Nordamerika Beteiligungs Holding GmbH, a limited liability company organized under the laws of Germany and wholly-owned subsidiary of DT, is acquiring Shares from a Class A Holder on the date hereof. Pursuant to the Stockholders' Agreement, for good and valuable consideration and as a condition to the effectiveness of such acquisition of Shares by the undersigned, the undersigned hereby expressly confirms and agrees for the benefit of the Company and each Class A Holder:

     (1) to be bound by the terms and conditions of the Stockholders' Agreement and to perform, observe and assume each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations and duties of a Class A Holder under the Stockholders' Agreement upon the consummation of its acquisition of Shares;

     (2) to be bound by the terms and conditions of the Amended and Restated Registration Rights Agreement and to perform, observe and assume each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations and duties of a holder of Eligible Securities (as defined in the Amended and Restated Registration Rights Agreement) under the Amended and Restated Registration Rights Agreement; and

     (3) to execute and deliver concurrently herewith a Qualified Subsidiary Standstill Agreement and a Qualified Subsidiary Confidentiality Agreement.

     2. From and after the date hereof, (a) all references to a "Class A Holder" or the "Class A Holders" in the Stockholders' Agreement shall be deemed to be references to the undersigned (along with the other Class A Holders), and (b) all references to a "holder of Eligible Securities" or "holders of Eligible Securities" in the Registration Rights Agreement shall be deemed to be references to the undersigned (along with the other holders of Eligible Securities).

     3. Nothing in this Assumption Agreement shall relieve any Class A Holder of any of its obligations under the Stockholders' Agreement or any of the Other Investment Documents, and the Class A Holder effecting the Transfer of Shares to the undersigned shall remain liable for the performance by the undersigned as a party.

     4. The undersigned represents and warrants to the Company (a) that it is a Qualified Subsidiary within the meaning of Article I of the Stockholders' Agreement; and (b) that DT owns and holds directly 100% of the undersigned's equity interests.

     5. The undersigned agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from set off or counterclaim relating to this Agreement, the Stockholders' Agreement or the Amended and Restated Registration Rights Agreement from the jurisdiction of any competent court described in Section 11.5 of the Stockholders' Agreement or
Section 3.6 of the Amended and Restated Registration Rights Agreement, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement, the Stockholders' Agreement or the Amended and Restated Registration Rights Agreement or the subject matter hereof or thereof (including any obligation for the payment of money). The undersigned agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. P. 1602 eT Seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the undersigned with respect to this Agreement, the Stockholders' Agreement or the Amended and Restated Registration Rights Agreement.



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     IN WITNESS WHEREOF, the undersigned has duly executed this Qualified
Subsidiary Assumption Agreement as of this 29th day of December, 1999.


                                NAB Nordamerika Beteiligungs Holding GmbH


                                By: ______________________________________
                                Name:    Dr. Joachim Peckert
                                Title:   Managing Director


                                By: ______________________________________
                                Name:    Mr. Heinz Klesing
                                Title:   Managing Director